REMOTE OUTSOURCING AGREEMENT


by and between


ALLTEL FINANCIAL INFORMATION SERVICES, INC.


and


FIRST MERCHANTS ACCEPTANCE CORPORATION


June 1, 1996





TABLE OF CONTENTS  PAGE


1. SCOPE OF SERVICES, DESCRIPTION OF EXHIBITS.1
1.1 SERVICES   1.2 EXHIBITS
2. TERM.
3. RESPONSIBILITIES OF THE PARTIES.
3.1 INPUT FORMS AND OUTPUT FORMS.
3.2 DELIVERY.
3.3 EQUIPMENT AND COMMUNICATION COSTS.
3.4 CLIENT'S INPUT DATA.
3.5 MAINTAINING COPIES OF INPUT.
3.6 COMPATIBILITY OF NON-ALLTEL FINANCIAL SOFTWARE.
3.7 FINANCIAL MANAGEMENT EQUIVALENT SOFTWARE
3.8 ALTERNATIVE THIRD-PARTY SOFTWARE
3.9 AUDIT.
3.10 DAYS OF OPERATION.
4. TIME OF PERFORMANCE.
4.1 Submission of Input.
4.2 Acts of God and Equipment Malfunction.
4.3 Special Requests.
4.4 Client Provided Network and Software
4.5 Correction of Processing Errors.
4.6 Client Review of Reports.
5. SOFTWARE.
5.1 Additional Licensed Programs
5.2 Software Warranty
5.3 Third Party Software
6. PLANNING AND COMMUNICATION.
6.1 Management Interface.
6.2 User Interface.
6.3 Annual Technology Review.
7. EDUCATION.
8. MERGERS AND ACQUISITIONS.
9. ENHANCEMENTS, REPLACEMENT SYSTEMS, NEW SUBSYSTEMS, NEW SYSTEMS, AND MODIFICATIONS TO ALLTEL FINANCIAL BATCH AND ON-LINE SYSTEMS
9.1 Announcement    8
9.2 Installation of Enhancements and Replacement Systems    8
9.3 Installation of New Subsystems and New Systems
9.4 Modifications Requested by Client
9.5 Client Knowledge of System Status.
9.6 User Manuals
10. REGULATORY COMPLIANCE.
11. CONFIDENTIALITY.
11.1 Confidentiality of Client Data.
11.2 ALLTEL Financial Data.
11.3 Inspection of Records.
11.4 Confidential Agreement.
12. RETURN OF DATA. 12.1 Program Ownership.
12.2 Master and Transaction File Ownership.
12.3 CMSI Credit Revue System
13. DISASTER RECOVERY AND FILE BACKUP.
13.1 Disaster Recovery.
13.2 File Backup.
14. MISCELLANEOUS SERVICES.
14.1 ALLTEL Financial Hourly Rates.     Error! Bookmark not defined.
14.2 Repetitive Services.
15. PAYMENT AND BILLING.
17. TERMINATION.
17.1 Right to Terminate.
17.2 Method of Termination.
17.3 Data, Systems and Programs.
18. NO INTERFERENCE WITH CONTRACTUAL RELATIONSHIP.
19. ASSIGNMENT OR DELEGATION OF DUTIES.
20. Client and ALLTEL Financial Employees.
21. NOTICES.
22. PARAGRAPH TITLES.
23. COUNTERPARTS.
24. INCREASE FOR TAXES.
25. STANDARD REPORTS AND SCHEDULES.
26. FINANCIAL STATEMENTS.
27. GOVERNING LAW.
28. INSURANCE.
29. ENTIRE AGREEMENT, WARRANTY DISCLAIMERS.

EXHIBITS

A. Implementation Schedule and Plan
B. Reports
C. Charges
D. Input/Output Schedule
E.   ALLTEL Financial Holiday Schedule
F.   ALLTEL Financial Insurance Coverage
G.   Guidelines for Disaster Recovery Responsibilities
H. Software License Agreement
I. Training Services


Certain confidential information has been omitted where indicated and filed separately with the
Securities and Exchange Commission.


ALLTEL FINANCIAL INFORMATION SERVICES, INC.

REMOTE OUTSOURCING AGREEMENT


This is an Agreement between ALLTEL FINANCIAL INFORMATION SERVICES, INC., an Arkansas corporation, whose permanent mailing address is 4001 Rodney Parham Road, Little
Rock, Arkansas   72212, hereinafter referred to as "ALLTEL Financial" and
First Merchants
Acceptance Corporation, whose permanent mailing address is 570 Lake Cook Road, Suite 126,
Deerfield, Illinois 60015, hereinafter referred to as "Client". In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

1.   Scope of Services, Description of Exhibits.[COMMENT1]

1.1  Services[COMMENT2].   ALLTEL Financial will provide the installation and
conversion
services described in Exhibit A and, upon conversion, ALLTEL Financial will provide the data processing services described in this Agreement and the exhibits hereto to Client and Client's wholly-owned subsidiaries who are processed in the same processing environment as Client. If requested by Client, ALLTEL Financial shall provide a proposal (including the additional cost therefor) for providing the above installation and conversion services to Client's wholly-owned subsidiaries, who are not processed in the same processing environment as Client.

1.2   Exhibits[COMMENT3].   ALLTEL Financial  will install the application
systems
itemized in Exhibit A, with such installations completed and ready for processing of Client's data in accordance with the dates in Exhibit A. ALLTEL Financial will receive data from Client for processing and will process such data and produce the reports selected by Client pursuant to
Exhibit B in accordance with the schedules set forth in Exhibit D. Client will pay ALLTEL
Financial for its services herein in accordance with this Agreement and Exhibit C hereto.

2.    Term.[COMMENT4]

The effective date of this Agreement shall occur on June 1, 1996 (the Effective Date). In the event that ALLTEL Financial and Credit Management Solutions, Inc. (ACMSI) are unable to enter into a mutually agreeable Non-Disclosure and Operating Agreement on or prior to June 30,
1996, ALLTEL Financial shall notify Client, and ALLTEL Financial and Client shall promptly meet thereafter to discuss reasonably acceptable alternative arrangements and work arounds.
This Agreement will terminate on May 31, 2002 (the "Expiration Date"). Not less than nine months prior to the Expiration Date, ALLTEL Financial will submit to Client a renewal agreement for the continuation of processing services hereunder and Client will promptly review such agreement, and commence negotiations with ALLTEL Financial, if necessary, and accept or reject the agreement within six months prior to the Expiration Date.

3.    Responsibilities of the Parties.[COMMENT5]

The parties have certain responsibilities under this Agreement as follows:

3.1    Input Forms and Output Forms.[COMMENT6]   Client will provide all input
forms,
output forms, balance control forms, other forms and paper stock necessary for its data processing. Plain white paper stock and envelopes identified in Exhibit C for statement rendering will be provided by ALLTEL Financial.

3.2    Delivery.[COMMENT7]    Client is responsible for entry of input data by
means of
telecommunication or, where applicable, by delivery of documents or tape by mail through contract courier or otherwise to ALLTEL Financial=s data center currently located at Little
Rock, Arkansas (the "ALLTEL Financial Data Center"). Paper, fiche, or tape input will be delivered to an ALLTEL Financial-designated location at the ALLTEL Financial Data Center.
ALLTEL Financial will prepare output for receipt by Client and, when it is "download" output,
ALLTEL Financial will transmit such output to Client. Where designated as "paper", ALLTEL
Financial will deliver output to the U.S. mail or to contract courier, or remote print as applicable as requested by Client. ALLTEL Financial will separate output, by application, for delivery to
Client at the times and in the manner specified in Exhibit D. Subject to Client's responsibility to maintain copies of original input data as defined in Section 3.5, ALLTEL Financial acknowledges its responsibility for safekeeping Client's documents or data while in the ALLTEL
Financial Data Center.

3.3    Equipment and Communication Costs.[COMMENT8]   In connection with the
use of
on-line services, ALLTEL Financial will provide the report printing equipment listed in Exhibit
C of the Agreement. Client shall be responsible for any other equipment and communication costs, including but not limited to, telephone lines, line set, LANs, LAN components that may be required from time-to-time but not included in Exhibit C, as well as the installation and continuing costs thereof, as required by such on-line operations. ALLTEL Financial reserves the right to approve installation dates and selection of such equipment to assure that this equipment is compatible with ALLTEL Financial's equipment and programs and that the installation dates for such equipment are compatible with the required installation schedule.

3.4    Client's Input Data.[COMMENT9]    All tapes, MICR encoded documents,
and other
input data furnished by Client hereunder shall be in good condition, customarily acceptable for machine-reading in a form and format specified by ALLTEL Financial. All on-line data transmissions must be in proper formats and input forms and data entry screens used must be in accordance with ALLTEL Financial's specifications, as provided to Client in writing. Client will correct all input data not submitted in the form and manner set forth herein.

3.5 Maintaining Copies of Input. [COMMENT10] Client will microfilm or otherwise maintain copies of all input data for processing hereunder, whether submitted to ALLTEL
Financial directly or through third parties, to permit reconstruction of such input data. Client assumes all risks of loss and expenses of reconstruction of such input data for processing.

3.6    Compatibility of Non-ALLTEL Financial Software.[COMMENT11]    If Client
wishes
to utilize non-ALLTEL Financial systems and have such systems communicate with ALLTEL
Financial software, ALLTEL Financial shall determine the feasibility thereof. If feasible,
ALLTEL Financial will submit a cost proposal to Client for development and repetitive communication with the non-ALLTEL Financial software. Client will provide all data input to
ALLTEL Financial in ALLTEL Financial=s standard format as provided to the Client in writing.
Client will receive all downloaded data from ALLTEL Financial in ALLTEL Financial's standard format.

3.7       Financial Management Equivalent Software[COMMENT12].    Within six
(6) months
after the completion of Client=s conversion, as described in Exhibit A, Client may notify
ALLTEL Financial that Client desires to replace the Financial Management System and
Accounts Payable System with a third party equivalent system. Promptly after receiving such notice, the parties shall meet to discuss ALLTEL Financial=s services and new charges for providing implementation and processing of the third party equivalent system (if any), as well as any appropriate net changes to the Conversion and Base Processing Fee (with the monthly
Conversion and Base Processing Fee being decreased by ["Confidential Portion Omitted"] and increased by the cost of any new implementation and processing services).

3.8       Alternative Third-Party Software[COMMENT13].   At any time after the
completion of
Client's conversion, as described in Exhibit A, Client may notify ALLTEL Financial that Client desires to replace the software systems and subsystems described in Section 2 of Exhibit A with a third party equivalent system. Promptly after receiving such notice, the parties shall meet to discuss ALLTEL Financial's services and new charges for providing implementation and processing of the third party equivalent systems (if any). Under no circumstances, however, will
ALLTEL Financial be required to reduce its Conversion and Base Processing Fee as a result of replacing any of the software systems and subsystems described in Section 2 of Exhibit A.



3.9    Audit.[COMMENT14]

(a) ALLTEL Financial will provide an annual audit of its operations at the ALLTEL
Financial Data Center by an independent accounting firm. A copy of the related audit report will be furnished to Client upon Client's request.

(b) In addition, ALLTEL Financial will cooperate fully with Client or its internal or external auditors for the purpose of audit and regulatory compliance. Promptly following any such audit of Client, whether conducted by either internal or external auditors, Client will instruct its auditors to conduct an exit conference with ALLTEL Financial and to provide ALLTEL
Financial as soon thereafter as is reasonably possible a copy of each report prepared as a result of such audit examination whether in draft or final form. In addition, Client will provide and instruct its external auditors to provide ALLTEL Financial with a copy of that portion of each written report containing comments concerning ALLTEL Financial or the services performed by
ALLTEL Financial pursuant to this Agreement.

3.10 Days of Operation.[COMMENT15] ALLTEL Financial will "batch process" and update
Client's data for a maximum of six (6) days per week, such days being Monday through Saturday in accordance with Exhibit D. On-line service hours are defined separately in Exhibit D.
ALLTEL Financial will observe the holiday schedule shown in Exhibit E.

Upon 90 days prior written notice to ALLTEL Financial, Client may request ALLTEL Financial to reduce the number of batch processing days to only five days per week, such days being
Monday through Friday. Effective beginning on the reduction in days, ALLTEL Financial shall reduce the Conversion and Base Processing Fees by ["Confidential Portion Omitted"] per month.

4.  Time of Performance.[COMMENT16]

The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement.

4.1 Submission of Input.[COMMENT17] Client agrees that its failure to submit input data in the form prescribed in Section 3 or in accordance with the schedules set forth in Exhibit D shall enlarge ALLTEL Financial=s time of performance hereunder if and to the extent reasonably necessary.

4.2 Acts of God and Equipment Malfunction.[COMMENT18] If an act of God, other disaster, malfunction of equipment or other event beyond the reasonable control of ALLTEL
Financial prevents timely data processing hereunder, Client agrees that ALLTEL Financial's time of performance shall be enlarged if and to the extent reasonably necessary.

4.3 Special Requests.[COMMENT19] Special requests by Client or any governmental agency authorized to regulate or supervise Client which impact ALLTEL Financial's normal processing schedule shall result in an enlargement of ALLTEL Financial's time of performance hereunder if and to the extent reasonably necessary.

4.4 Client Provided Network and Software[COMMENT20]. In the event of any malfunction or other problems associated with the Client provided data communications, Client internal operations or performance of any Client software and/or Client provided third party software, including without limitation the CMSI Credit Revue system, or any enhancement, development, or maintenance of any such Client software and/or Client provided third party software, Client agrees that ALLTEL Financial=s time of performance shall be enlarged if and to the extent reasonably necessary.

4.5 Correction of Processing Errors.[COMMENT21] In the event of an error in processing
Client's data, ALLTEL Financial will correct such error within a reasonable time, including the rebuilding of any data files damaged or destroyed by error. Error correction or rebuilding of data files shall be without charge to Client unless caused by the nature of the data submitted by
Client. Client will pay for the cost of correcting errors and rebuilding data files to the extent caused by the nature of the data submitted by Client. If any such error is generated by faulty programs, ALLTEL Financial will provide Client with evidence, as Client may reasonably require, which will verify the complete and proper execution of corrections to applicable program routines. Under no circumstances shall ALLTEL Financial be liable for any of Client's loss of revenue associated with any such processing error.

4.6 Client Review of Reports.[COMMENT22] Client will carefully review and inspect all reports prepared by ALLTEL Financial and balance promptly to the control totals mutually established by Client and ALLTEL Financial, and within a reasonable time after any error or out-of-balance condition should be detectable, Client will notify ALLTEL Financial of any erroneous processing. If Client fails to so notify ALLTEL Financial, it shall be deemed to have waived its rights in respect of such error and to have assumed all risks in respect thereof, including any increase in the cost of correction, to the extent that ALLTEL Financial shall establish that the same could have been avoided by earlier detection of such error.



5.     Software.[COMMENT23]

Effective on the Expiration Date (or the earlier Termination Date if this Agreement is terminated by Client pursuant to the provisions of Section 17.1), ALLTEL Financial will grant and convey to Client and Client will accept a license to use ALLTEL Financial's proprietary application systems ("Software") listed in Exhibit A(2), under the terms and conditions set forth in Exhibit
H. However, such software license shall be effective for only that Software installed for Client's benefit as of the Expiration Date or Termination Date. The software license for the above referenced application systems will be furnished at no additional cost to Client provided, however, that prior to the Expiration Date (or earlier Termination Date), Client shall be required to enter into ALLTEL Financial's software maintenance agreement which shall include Client's obligation to pay ALLTEL Financial its then current software maintenance fees.

5.1 Additional Licensed Programs[COMMENT24]. The license contemplated by this
Section 5 shall also apply to all ALLTEL Financial-developed program modifications, enhancements, new systems or major subsystems installed for Client's benefit pursuant to this
Agreement as of the Expiration Date or Termination Date. ALLTEL Financial will furnish
Client, upon request, a current list of all Software systems and subsystems developed and made available by ALLTEL Financial. ALLTEL Financial will give Client ninety (90) days' notice prior to eliminating updates for a particular system version of any ALLTEL Financial-developed program.

5.2 Software Warranty[COMMENT25]. Each of the warranties set forth in Exhibit H, as well as the patent and trademark indemnity provisions of Exhibit H, shall apply to the Software, and all enhancements, modifications or changes thereto, furnished or used pursuant to this
Agreement.

5.3 Third Party Software[COMMENT26]. ALLTEL Financial will use all computer programs acquired by Client from third parties or developed by Client without the assistance of
ALLTEL Financial exclusively to process Client's data. Client shall be required to obtain all necessary consents in order to enable ALLTEL Financial to use such third party software and to perform ALLTEL Financial=s obligation under this Agreement. Additional use of such programs by ALLTEL Financial shall require the written approval of Client. ALLTEL Financial reserves the right to review and/or test such programs, in advance of processing, to assure compatibility with ALLTEL Financial equipment and consistency with ALLTEL Financial's processing techniques. Client may purchase maintenance contracts for such programs in its discretion. Client will indemnify ALLTEL Financial and hold ALLTEL Financial harmless from any loss, claim, damage or expense, including reasonable attorneys' fees, resulting from any action brought or claim made by any third party claiming superior title. right to protection of proprietary information, or breach of contract in respect of any such programs.

6.  Planning and Communication.[COMMENT27]

ALLTEL Financial and Client agree that effective planning and communication are necessary to provide direction to data processing, and that they will work to promote a free and open exchange of information between ALLTEL Financial personnel, Client executive management and Client user departments.

6.1       Management Interface.[COMMENT28]   ALLTEL Financial and Client will
establish a
joint data processing steering committee to facilitate long-term planning and to provide for a periodic review of Client's data processing priorities, objectives, and accomplishments. Such committee will be comprised of designated members of Client's executive management and shall meet monthly. ALLTEL Financial's Account Executive will be a non-voting member of such committee. The steering committee will develop and adopt a long-term strategic plan and a rolling twelve-month business plan for data processing. ALLTEL Financial will assist the committee in evaluating its plans and the implementation thereof through an annual review presented to the committee and to the board of directors of Client, and through more frequent call programs and surveys. An initial organization meeting of the steering committee and the user committee described in Section 6.2 will be held within thirty (30) days of the Effective Date of this contract.

6.2 User Interface.[COMMENT29] Client will designate one senior person in each of its user divisions upon whom ALLTEL Financial may rely for communications related to Client's data processing. Such application liaisons shall form a User Committee and meet with ALLTEL
Financial=s Account Executive on a monthly basis to review outstanding application issues.
Such committee will be chaired by one of the senior managers on the committee who shall be assisted by the ALLTEL Financial Account Executive in preparing each monthly agenda and producing minutes of each meeting. The User Committee will provide additional assurance that
ALLTEL Financial and Client will follow appropriate project management principles and will adhere to applicable DPR procedures. ALLTEL Financial will assist the User Committee and the departments individually that are represented on the committee in evaluating its plans and the implementation thereof by an annual review presented to the committee and by more frequent call programs and surveys directly with the user department.

6.3 Annual Technology Review.[COMMENT30] On an annual basis, ALLTEL Financial will review the technology components deployed to meet Client's business requirements. Such components, including hardware, software and personnel, will be assessed in light of Client's current and future objectives and requirements. ALLTEL Financial will prepare annually a written assessment and present to Client=s management, along with recommendations and proposals for any new technology components or adjustments to existing components that may benefit Client's technology objectives.

During the fourth year of this Agreement, ALLTEL Financial will perform, in addition to the
Annual Technology Review, a review of delivery alternatives to include an on-site outsourcing solution. At Client's direction, ALLTEL Financial will prepare a proposal for any such alternate delivery solution. The proposal will address pricing, implementation, staffing and other related components.

7.     Education.[COMMENT31]

ALLTEL Financial will make available to Client and its personnel, its standard application software training courses, as set out in Exhibit C, which are generally held in Little Rock,
Arkansas, in accordance with ALLTEL Financial's education and training department schedule, a current copy of which will be provided to Client upon request. Client personnel may attend such courses which are generally offered by ALLTEL Financial to its customers, upon payment of ALLTEL Financial's then current standard published course fee. Client acknowledges that enrollment of Client personnel in any courses offered by ALLTEL Financial shall be subject to normal space availability requirements and compliance with ALLTEL Financial's standard registration and enrollment deadlines and procedures. Client also will complete any and all class prerequisites prior to attending class.

8.     Mergers and Acquisitions.[COMMENT32]

Upon written request by Client, ALLTEL Financial will process additional data resulting from any merger or acquisition involving either Client or any of the Client's affiliates or any contract by Client to process a third party correspondent=s data; subject, however, to agreement on the processing and conversion charges applicable thereto. Client will notify ALLTEL Financial of any such proposed merger. acquisition or contract by Client as soon as reasonably practicable. In the event that Client merges, acquires or contracts with a third party who is also an outsourcing customer of ALLTEL Financial, the parties agree to meet in good faith to discuss an appropriate amendment to this Agreement and the third party's outsourcing agreement in order to eliminate duplication, bring increased economies of scale, and lengthen, if necessary, the then unexpired term of this Agreement to be at least equal to the term of the third party=s outsourcing agreement.

9. Enhancements, Replacement Systems, New Subsystems, New Systems, and Modifications to ALLTEL Financial Batch and on-line Systems[COMMENT33]

9.1 Announcement[COMMENT34] ALLTEL Financial will furnish Client upon request, a current list of all enhancements, replacement systems, new subsystems, and new systems developed by ALLTEL Financial and made generally available to customers of the ALLTEL
Financial Data Center. An enhancement refers to a scheduled upgrade of a current system. A replacement system refers to a system developed to replace an older version of that same system.
New subsystems and new systems refer to subsystems and systems newly developed and released to the ALLTEL Financial network of data centers.

9.2 Installation of Enhancements and Replacement Systems[COMMENT35] With respect to systems and subsystems listed in Exhibit A, ALLTEL Financial will install and Client will accept all such ALLTEL Financial-developed enhancements and replacement systems. If Client declines to accept new system or subsystem, Client may be required to pay the cost of processing for the stand-alone system, said cost to be determined at the time.
Subsequent to the installation
of an ALLTEL Financial-developed replacement system, ALLTEL Financial will no longer provide enhancements to the replaced version of that ALLTEL Financial system. Installation of enhancements and replacement systems will be provided by ALLTEL Financial without installation charge except for Client-specific programming requirements and unless program modifications previously installed by ALLTEL Financial, at Client's request, have created a condition which would result in excess installation time over the normal installation time, in which event the related excess hours of programmer time, client services time, computer time and computer operator time will be charged Client using ALLTEL Financial's Hourly Rates as defined herein.

9.3 Installation of New Subsystems and New Systems[COMMENT36] Installation of new subsystems or new systems will be provided by ALLTEL Financial at Client's option for a fee.
ALLTEL Financial will present the features of such new subsystems or new systems to Client and inform Client of any fees related to such installation. Client will pay the costs of education of Client's employees, new user documentation, file conversions, and a reasonable increase in repetitive processing charges (if any) associated with new subsystems or systems. ALLTEL
Financial will present the features, installation and education costs, and additional processing charges (if any) to Client at least 90 days prior to the scheduled implementation of the new subsystem or system. Any programmer, client services, computer operator, or computer time required by ALLTEL Financial for modification to such new subsystem or system requested by
Client will be charged to Client using ALLTEL Financial=s Hourly Rates as defined herein.

9.4 Modifications Requested by Client[COMMENT37] During the term of this Agreement,
Client may request modifications to the programs installed for Client. If ALLTEL Financial agrees to make such modifications, computer, computer operator, client services, and programmer time used by ALLTEL Financial to implement such Client-authorized modifications will be charged to Client using ALLTEL Financial=s Hourly Rates as defined herein. Requested modifications may increase the cost to Client of subsequently installing and/or processing
ALLTEL Financial-developed enhancements, replacements systems, new subsystems, or new system releases. With respect to modifications of ALLTEL Financial's application bank control records (BCRs), Client shall have the ability to make on-line certain BCR modifications as agreed upon by Client and ALLTEL Financial. ALLTEL Financial shall make other Client requested BCR modifications, without charge, except for modifications which require programming time. Client will pay for chargeable BCR modifications, at ALLTEL Financial's
Hourly Rates.

9.5 Client Knowledge of System Status.[COMMENT38] Client acknowledges its responsibility to remain informed of the direction and status of the software, including attendance at necessary education classes and workshops. ALLTEL Financial will furnish Client with one copy of the Product Reference Manual. ALLTEL Financial will issue updates to the manual throughout the year.

9.6 User Manuals[COMMENT39] Prior to the Transition Date, ALLTEL Financial will provide to Client a copy of each user manual. Client is responsible for the initial personalization and the subsequent maintenance, reproduction and distribution of all user manuals.

10.    Regulatory Compliance.[COMMENT40]

To comply with the requests of applicable regulatory authorities, ALLTEL Financial agrees that
Client's processing will have priority over processing for ALLTEL Financial's non-financial customers, if any. ALLTEL Financial will provide, at the prescribed times, all required letters of assurance to the appropriate regulatory authorities. During the term of this Agreement, ALLTEL
Financial agrees that ALLTEL Financial=s programs will comply with the mandatory federal data processing output requirements specified by the federal regulatory authorities applicable to
Client. Client will make ALLTEL Financial aware of any applicable local or state regulatory requirements which have requirements different than those of federal regulatory authorities. Any changes required by such state or local requirements which ALLTEL Financial agrees to make shall be paid for by Client, and to the extent possible, ALLTEL Financial shall endeavor to obtain consents to share the costs of such charges required by such state and local requirements among the ALLTEL Financial clients affected.

11.    Confidentiality.[COMMENT41]

11.1 Confidentiality of Client Data.[COMMENT42] All information concerning Client, its business or customers submitted to ALLTEL Financial pursuant to this Agreement shall be held in confidence by ALLTEL Financial and shall not be disclosed. No person or entity shall be permitted to have access to Client's data without the written authorization of Client. All of
Client's data shall be available for examination by Client, at any time during regular business hours, without notice. If ALLTEL Financial receives any legal process requiring it to produce
Client's data or that of any of its customers, ALLTEL Financial shall notify Client promptly, and deliver copies of such orders to Client, immediately and prior to compliance with such process.

11.2 ALLTEL Financial Data.[COMMENT43] All information concerning ALLTEL Financial, its software, related documentation or its business submitted by ALLTEL Financial to
Client pursuant to this Agreement shall be held in confidence by Client and Client will safeguard such information with the same degree of care that it exercises with respect to its own proprietary and confidential information. Client agrees that no such information will be disclosed or made available to any third party for any reason except for employees of Client on a "need-to-know" basis, for auditing purposes by independent certified accountants, and for complying with applicable governmental laws, regulations or court orders. Client covenants and agrees that, except as ALLTEL Financial may specifically approve in writing, in advance, it will not utilize any such information, except as contemplated by this Agreement.

11.3 Inspection of Records.[COMMENT44] No person shall be permitted to have access to
Client's data without the written authorization of a properly designated officer of Client which authorization shall specify the data to which such persons may have access. ALLTEL Financial agrees that all of Client's data shall be available for examination, at any time during regular business hours, without notice. If ALLTEL Financial receives any legal process requiring it to produce Client's data or that of any of its customers, ALLTEL Financial shall notify Client promptly and deliver copies of such orders to Client, immediately and prior to compliance with such process. Except as provided in Section 11.2, no person shall be permitted access to any information concerning ALLTEL Financial, its software, related documentation or its business without the prior written authorization of a properly designated officer of ALLTEL Financial, which authorization shall specify the information to which such persons may have access. If
Client receives any legal process requiring it to produce any such ALLTEL Financial information, Client shall notify ALLTEL Financial promptly and deliver copies of such orders to
ALLTEL Financial, promptly and prior to compliance with such process, at ALLTEL Financial
Information Services, Inc., 4001 Rodney Parham Road, Little Rock, Arkansas 72212, Attention:
General Counsel.

11.4 Confidential Agreement.[COMMENT45] This Agreement is a confidential document.
In no event may this Agreement be reproduced or copied or shown to any third parties by either
Client or ALLTEL Financial without the prior written consent of the other party, except as may be necessary by reason of legal, audit or regulatory requirements beyond the reasonable control of ALLTEL Financial or Client, as the case may be.



12.    Return of Data.[COMMENT46]

At Client's request and upon payment by Client to ALLTEL Financial at ALLTEL Financial's
Hourly Rates and provided that Client is not in default hereunder, ALLTEL Financial will provide to Client all data and files, in machine readable form or otherwise, belonging to Client in
ALLTEL Financial's possession at any time

12.1 Program Ownership.[COMMENT47] ALLTEL Financial's proprietary programs and related documentation will remain its property both during and subsequent to the term of this
Agreement. Any programs and related documentation owned by Client that are used by
ALLTEL Financial to process Client's data will remain the property of Client and ALLTEL
Financial may not use such programs for any purpose without Client's prior written permission.

12.2 Master and Transaction File Ownership.[COMMENT48] Client's master and transaction files are the property of Client and will be made available to Client by ALLTEL
Financial, promptly upon the request of Client. Such data will be made available in its then present format, copied onto magnetic tapes supplied by Client. Charges for such services will be at ALLTEL Financial's Hourly Rates then in effect. Client will pay all charges for the delivery of such data to the Client.

12.3 CMSI Credit Revue System[COMMENT49]. Client will license Credit Revue, a proprietary software product of Credit Management Solutions, Inc. (ACMSI), in order to automate certain credit underwriting processes. Client shall promptly notify ALLTEL Financial of any proposed changes to Credit Revue, as well as provide any enhancements or updates of
Credit Revue to ALLTEL Financial. Client represents and warrants that there are no defaults or assertions of default with respect to its contractual obligations with CMSI. In the event of any future defaults or assertions of default by either Client or CMSI, Client agrees to promptly notify
ALLTEL Financial. Client also represents and warrants that Client has the right to provide
Credit Revue to ALLTEL Financial under this Agreement for Client=s use and that ALLTEL
Financial is able and at all times throughout this Agreement will be able to perform all of its contractual obligations under this Agreement without breaching any of Client=s contractual obligations with CMSI. Credit Revue will be installed on equipment located at ALLTEL
Financial=s facility. ALLTEL Financial agrees and acknowledges that it is not gaining any rights by license or otherwise to Credit Revue by virtue of this Agreement (i.e., the agreement between ALLTEL Financial and Client). Further, ALLTEL Financial agrees and acknowledges that it shall not reverse engineer, disassemble or decompile any CMSI software licensed to
Client, or otherwise permit the forgoing to occur.



13.    Disaster Recovery and File Backup.[COMMENT50]

13.1 Disaster Recovery.[COMMENT51] ALLTEL Financial shall provide disaster recovery services for its batch and on-line processing obligations to Client and client=s CMSI HP System at a dedicated facility which is equipped to handle the ALLTEL Financial Data Center processing in the event disaster recovery is needed. Client is responsible for all communications related components and expenses relative to disaster recovery services. Throughout the term of this Agreement, ALLTEL Financial will maintain in effect contracts and/or arrangements for disaster recovery which are substantially equivalent to those which are currently in effect.

Client to deal with circumstances which are expected to cause a substantial portion of the capabilities at the ALLTEL Financial Data Center to be unavailable for a period exceeding 72 consecutive hours.

ALLTEL Financial will test its disaster recovery capabilities at least once per calendar year. The
Client shall be required to participate in the disaster recovery test when deemed appropriate by
ALLTEL Financial.

Guidelines to assist the parties in understanding their respective general responsibilities and areas of cooperation are set forth in Exhibit G attached hereto.

13.2 File Backup.[COMMENT52] ALLTEL Financial will provide and maintain adequate backup files of Client's data once received by ALLTEL Financial and all ALLTEL Financial
Data Center programs utilized to process Client's data.

14. Miscellaneous Services. Client may authorize and ALLTEL Financial may agree to perform certain services not included in this Agreement. Authorized services such as the use of
ALLTEL Financial programmers or non-repetitive computer and operator time or keypunching or clerical function will be charged to Client by multiplying the actual hours used by the appropriate ALLTEL Financial hourly rates (the A Hourly Rates). ALLTEL Financial=s Hourly
Rates are shown below and may be changed by ALLTEL Financial by providing 30 days prior written notice to Client. Extended Hour Premium Fees shall be applicable when ALLTEL
Financial personnel perform services related to Client=s requirements at times other then the ordinary working hours for the ALLTEL Financial personnel involved in providing the service.[COMMENT53]
["Confidential portion omitted"]

The minimum computer time charge is ["Confidential Portion Omitted"] per processing run and all personnel services are charged to the nearest one-half hour with a one-half hour minimum.

Notwithstanding the foregoing, ALLTEL Financial agrees that there shall be no charge to Client for time spent by ALLTEL Financial=s management and/or customer service personnel in the performance of the recurring operational responsibilities of ALLTEL Financial under this
Agreement. If ALLTEL Financial determines that its assistance is required at Client's location to resolve problems not resulting from ALLTEL Financial's failure to perform, Client will pay
ALLTEL Financial in accordance with this Agreement, as well as for all travel, lodging, and out-of-pocket expenses incurred by ALLTEL Financial.

14.2 Repetitive Services.[COMMENT54] Client also may request ALLTEL Financial to prepare price quotations for services of a repetitive nature. If ALLTEL Financial agrees to perform such services, ALLTEL Financial will provide Client with a written fee quotation.
Upon written authorization from Client, ALLTEL Financial promptly will initiate such services in accordance with the mutually agreed upon schedule.

14.3   [COMMENT55]["Confidential Portion Omitted']

15.    Payment and Billing.[COMMENT56]

All amounts payable pursuant to this Agreement shall be payable in U.S. currency. ALLTEL
Financial shall bill the Conversion and Base Processing Fee as set in Section
1.1 of Exhibit C, on
the first day of each month for services to be provided during that month. ALLTEL Financial will bill all additional incremental processing fees, reimbursable expenses and other charges on the first day of each month, for services rendered during the preceding month. All such billings shall be due upon receipt. If Client fails to pay any invoice within thirty
(30) days from the mail
date of invoice, ALLTEL Financial shall notify Client that such invoice is past due and ALLTEL
Financial shall charge a late penalty equal to the lower of 1.5% per month on the outstanding balance owed by Client or the maximum amount allowable under law. If Client is past due in any payment for more than forty-five (45) days from mail date of invoice, ALLTEL Financial may terminate this Agreement by giving ten (10) days written notice to Client.

16.  ["Confidential Portion Omitted"]



17.       Termination.[COMMENT57]

This Agreement may be terminated prior to the Expiration Date, as follows:

17.1   Right to Terminate.[COMMENT58]   In addition to any other rights which
either party
may have in law or equity, either ALLTEL Financial or Client may terminate this Agreement if the defaulting party fails to cure any material default hereunder within ninety (90) days of written notice from the other party, specifying the nature and extent of any such default.

17.2 Method of Termination.[COMMENT59] Exercise of the right to terminate under this
Section must be accomplished by specifying in such written notice to the defaulting party, the nature and extent of such material default and fixing a date, on the last day of a month, not less than 180 days following the date of receipt of such notice, for cessation of services hereunder
(the "Termination Date").

17.3 Data, Systems and Programs.[COMMENT60] If this Agreement expires, or if Client terminates by virtue of ALLTEL Financial's material default, all licensed systems shall remain subject to Exhibit H. In addition, upon Client's request, ALLTEL Financial agrees to provide to
Client copies of Client's data files, records and programs on magnetic media.

18.  No Interference with Contractual Relationship.[COMMENT61]

Client warrants that, as of the date hereof, it is not subject to any contractual obligation that would prevent Client from entering into this Agreement, and that ALLTEL Financial=s offer to provide such service in no way caused or induced Client to breach any contractual obligation.

19.    Assignment or Delegation of Duties.[COMMENT62]

Neither party hereto shall assign, subcontract, or otherwise convey or delegate its rights or duties hereunder to any other party without the prior written consent of the other party to this
Agreement.

20.    Client and ALLTEL Financial Employees.[COMMENT63]

During the term of this Agreement and for a period of one year thereafter, both Client and
ALLTEL Financial agree not to solicit nor offer employment to any employee of the other without the prior written consent of the other.



21.       Notices.[COMMENT64]

All notices, requests and demands, other than routine operational communications under this
Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person, by contract courier, by facsimile or three business days following deposit in the United
States mail, registered or certified postage prepaid, and addressed to the other party at the address first herein shown above. Notice of changes of address, if any, shall be given in like manner.

22. Paragraph Titles.[COMMENT65] Paragraph titles as to the subject matter of particular paragraphs herein are for convenience only and are in no way to be construed as part of this
Agreement or as a limitation of the scope of the particular paragraphs to which they refer.

23.    Counterparts.[COMMENT66]

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

24.    Increase for Taxes.[COMMENT67]

Client will pay directly or to reimburse ALLTEL Financial for all taxes however designated, levied or based on the charges hereunder or on this Agreement, including state and local sales, use, privilege or excise taxes based on gross revenues or taxes on services rendered; excluding, however, any taxes levied on the personal property or net income of ALLTEL Financial.

25.    Standard Reports and Schedules.[COMMENT68]

All processing for Client and each of its subsidiaries or affiliates and branches or facilities will be identical in terms of applications processed (Exhibit A), reports produced (Exhibit B), and input-output schedules (Exhibit D).

26.    Financial Statements.[COMMENT69]

Annually, within 120 days following the close of its fiscal year, each of ALLTEL Financial and
Client will provide to the other a copy of its financial statements for the most recent fiscal year.

27.    Governing Law.[COMMENT70]

This agreement shall be governed by and construed in accordance with the laws of the State of
Arkansas. The parties agree that exclusive jurisdiction and venue for the resolution of disputes under this Agreement shall be the state or federal courts located in Little Rock, Arkansas.

28.    Insurance.[COMMENT71]

A schedule of ALLTEL Financial's current insurance coverage is attached hereto as Exhibit F.
ALLTEL Financial may alter such coverage at ALLTEL Financial=s discretion; however,
ALLTEL Financial will not eliminate any such coverage if, in light of the related risks, costs of insurance and ALLTEL Financial=s then-existing financial condition, it would not be prudent to do so.

29.    Entire Agreement, Warranty Disclaimers.[COMMENT72]

This Agreement constitutes the entire Agreement between Client and ALLTEL Financial. This
Agreement may not be amended in any fashion except by written instrument, executed by the parties hereto, specifically providing for amendment thereof. EXCEPT AS PROVIDED
HEREIN, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY
WARRANTY OF MERCHANTIABILITY OR FITNESS FOR A PARTICULAR PURPOSE
ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.



IN WITNESS WHEREOF, this Agreement has been executed by the undersigned representatives of the parties, thereunto duly authorized as of the date first above written.



ALLTEL FINANCIAL INFORMATION SERVICES, INC.


FIRST MERCHANTS ACCEPTANCE CORPORATION



By:




By:




Name:

Collins A. Andrews

Name:


Mitchell C. Kahn

Title:


Vice President





Title:


President and Chief Executive Officer



SIGNATURE PAGE TO REMOTE OUTSOURCING AGREEMENT

     Exhibit A

     IMPLEMENTATION SCHEDULE

1.   Implementation Plan.


ALLTEL Financial will install the Software systems and subsystems described in
Section 2
below for Client pursuant to a phased conversion plan. Such conversion plan shall be mutually agreed upon by ["CONFIDENTIAL PROTION OMITTED"] and shall clearly define the detailed roles and responsibilities of the parties. Subject to the terms and conditions of such mutually agreeable conversion plan, ALLTEL Financial shall convert Client's data on to the ALLTEL
Financial Software systems and subsystems ["CONFIDENTIAL PORTION OMITTED"] shall be enlarged and ALLTEL Financial's obligation to perform its obligations to complete the conversion by March 1, 1997 and May 31, 1997, shall be enlarged to the extent reasonably necessary in the event (a) Client fails to submit data or materials in the prescribed form or in accordance with the conversion plan, (b) Client fails to perform the responsibilities, tasks, and functions required of Client under the conversion plan, (c) there occurs an act of God or other force major event beyond the reasonable control of ALLTEL Financial, or (d) Client or any governmental agency authorized to regulate Client makes any special requests that negatively affects the conversion plan. Pursuant to the completion of a mutually agreeable conversion plan, unless specifically set out in Section 2 below, ALLTEL Financial shall convert such applications on or before ["CONFIDENTIAL PORTION OMITTED"], and Client will complete on a timely basis its responsibilities under the Conversion Plan. If ALLTEL Financial's time and performance is not enlarged due to any one or more of the above occurrences ["CONFIDENTIAL PORTION OMITTED"] Upon receiving this demand, ALLTEL Financial agrees to promptly make available to Client a certain number of mutually agreeable additional resources to more quickly achieve the completion of Client's conversion.

2.  Software System and Subsystem Installations.

       ["CONFIDENTIAL PORTION OMITTED"]

3.Implementation Responsibilities.

All application installation dates are subject to completion of the steps set forth in the following
"Implementation Responsibilities", on or before the dates set forth in the conversion plan. Such conversion plan shall be completed not later than ["CONFIDENTIAL PORTION OMITTED"] The following table outlines the general implementation responsibilities of the parties which are subject to change in the final mutually agreed upon conversion plan:


                                                     ALLTEL Financial  Client
I. DATA GATHERING

A. Management Review

1. Finalize high level details of conversion            X       X

2. Define expectations of resource commitment and
   responsibility from both ALLTEL Financial and Client           X       X

3. Discuss equipment and network issues and
   expectations                                               X         X

B. Hardware/communications:

1. Assist in evaluation of current and needed
equipment including printers, administrative terminals,
   controllers, phone lines, modems and
   processor.                                            X      X

2. Define complete network specs.                          X         X

3. Implement installation and testing schedule
   for all equipment.                                        X       X

C. Identify Conversion Team

1. Conversion liaison (client coordinator)                             X

2. Client conversion team                                           X

3. Decision maker (management representative)
   for each application                                               X


                                                     ALLTEL Financial  Client


D. Product and Software Review

1. Gather specific product information/options                X           X

   -  Control Records
   -  Product type files
   -  Lookup files
   -  Transaction and report tables

2. Define differences between standard system
   features and existing system features                      X           X

3. Discuss account number formats                         X           X
4. Special management reporting requirements             X           X

5. Determine "major" product/software
   differences requiring management decision             X           X

6. Identify other products, services, etc. that
   are needed which are outside of ALLTEL Financial's
   responsibility, (i.e. support of customer software to
   be retained, third party vendor support for
   non-ALLTEL Financial products/systems)                                X

II.  ANALYSIS AND SPECIFICATIONS

1. Create control records, Product Type, Lookup, Report
   and Transaction Files                                     X

2. Document field-to-field specifications
   for all files to be converted                           X

3. Analysis of fields and values
   for each master file                                      X

4. Document product type files                                   X

                                                     ALLTEL Financial  Client


5. Document GL interface                                     X

6. Document network configuration                          X

7. Implementation of network                                           X

8. Document Control Records options used                        X

III. CLIENT REVIEW AND SIGNOFF

1. Review Control Records and other files with Client         X        X

2. Client signoff of specifications                             X

3. Discuss any new issues                                   X          X

4. Identify and order all supplies, forms, documents          X        X

5. Notify all third party vendors and schedule
   change                                                             X

6. Work with current processor to develop and
   implement a deconversion schedule and obtain
   their commitment to the dates                                     X

7. Obtain machine readable files as depicted in the
   detailed conversion plan containing Client's data
   from Client's current processor that are capable of
   running on the ALLTEL Financial system                                 X

IV. PROGRAMMING & SYSTEM TESTING

1. Code conversion programs and establish
   test and production JCL                                   X

2. Code custom user phases as required                     X

3. Test conversion programs by running and
   balancing to totals provided                             X

                                                     ALLTEL Financial  Client

4. Test run of production "day-one" to include
   all reports and FMS interface                             X

5. Review of conversion and "day-one" test
   output by programmers and CSR's                           X


V. TRAINING

A. On-line Training

1. Conduct training classes for key institution
   personnel                                                    X           X

2. Review on-line files and analyze to ensure any
   problems found are resolved prior to
   mock conversion                                               X          X

3. Review any new procedures in effect
   after conversion                                        X

4. Review control records with trainees                             X

5. Perform, training services outlined in Exhibit I.             X

VI. MOCK CONVERSION

1. Receive current tapes and balancing reports
   from existing processor                                     X

2. Client enters "day-one" input on-line for
   1-2 branches                                                          X

3. ALLTEL Financial runs and balances conversion and
   day-one input                                                  X

4. Review, define and document all problems
   encountered for correction prior to conversion          X           X

5. Review conversion and day-one output with
   Client on-site                                               X           X

                                                     ALLTEL Financial  Client


6. Final review of on-line screens from mock run
   with Client                                              X          X

7. Review balancing procedures with Client                        X         X

8. Evaluation of mock conversion with Client
   Senior Management                                            X           X

VII. IMPLEMENTATION

1. Receive tapes and reports                                   X

2. Provide ALLTEL Financial with current interest rates                      X

3. Load current interest rates                                      X

4. Run conversion                                                 X

5. Balance converted files to totals from
   previous processor                                           X

6. Balance daily system runs                                   X

7. Transmit reports                                        X

8. Load and review on-line files                                      X

VIII.     POST - IMPLEMENTATION

1. Review reports                                                X          X

2. Assist with GL balancing                                    X       X

3. Answer application questions                               X

4. Resolve any problems that arise                            X        X

5. Management review and evaluation of conversion           X          X

                                                     ALLTEL Financial  Client

IX. PROJECT MANAGEMENT

1. Develop project plan to include all ALLTEL Financial
   and Client deliverables relative to conversion project       X           X

2. Update project plan and provide conversion
   team a copy of plan and summary status weekly                         X

3. Develop schedule for and conduct joint
   project team meetings                                         X          X

4. Escalate to appropriate senior management
   missed deliverables of both parties which
   could impact the project schedule                                      X

5. Client conversion coordinator will be
   responsible for providing status of all
   Client deliverables weekly to ALLTEL Financial
   conversion coordinator for project plan update                  X

6. Participate in project management
   methodology class                                             X          X

X. SENIOR MANAGEMENT PARTICIPATION

1. Establish EDP steering committee charter,
   purpose and members                                           X          X

2. Appoint appropriate senior management
   committee members                                                   X

3. Conduct EDP steering committee meetings on
   a regularly scheduled basis to be chaired
   by Client Account Executive and attended by
   Client's President                                            X         X

                                                     ALLTEL Financial  Client

XI. USER COMMITTEE PARTICIPATION

1. Establish user committee charter,
   purpose and members                                          X           X

2. Appoint appropriate user committee members                            X

3. Conduct user committee meetings on a regularly
   scheduled basis to be chaired by Client and
   assisted by Account Executive                              X        X

     Exhibit B

     REPORTS


1.   ALLTEL Financial Reports.

     Client may select from among the reports available for each of the application systems listed in Exhibit A, as set forth in the standard ALLTEL Financial user documentation thereof.
Such documentation defines the intended use and frequency of each report. Client may change standard parameters of the requested reports, as defined in the standard documentation, under the terms outlined in Section 9.4 of this Agreement. Should Client desire significant changes to the intended report use and/or frequency, ALLTEL Financial shall conduct a feasibility study of
Client's request, responding with a cost estimate for the requested report changes. Such estimate shall be developed in accordance with Section 9.4 of this Agreement.

Exhibit C

CHARGES

1. Conversion and Base Processing Fee.

1.1 Client shall pay a monthly Conversion and Base Processing Fee over the life of the
Agreement according to the following fee schedule:

["CONFIDENTIAL PORTION OMITTED"]





1.2 Conversion and Base Processing Fees and Incremental Processing Fees are billed and payable as defined in Section 15 of this Agreement.

1.3 The Conversion and Base Processing Fee after conversion shall include processing of those systems listed in Exhibit A under "System
Installations", at defined volumes of
accounts and transactions.  Such         volumes of accounts and transactions,
as well as
incremental volume            charges, are defined in Section 3 of Exhibit C.

2.  Base Processing Services.

    After conversion to ALLTEL Financial Systems, the following provisions shall apply:

2.1  Storage.  ALLTEL Financial will provide optical data storage and
retrieval      as part of the
Conversion and Base Processing Fee.  The reports referenced      in Exhibit B
for the host-based
applications will be available on-line         through this optical system.
Applications consist of
the following:

["CONFIDENTIAL PORTION OMITTED"]

["CONFIDENTIAL PORTION OMITTED"] months of reports will be available with on-line access. Access to reports which are more than eighteen months old will require operator intervention to mount an archived optical platter resulting in an extended response time.

2.2 Dedicated Resource Hours. In addition to ALLTEL Financial's personnel at Client's
Corporate Headquarters, Client shall have a monthly allowance of      50
dedicated hours to be
used at Client's discretion ("Dedicated Hours").      Client may adjust this
allowance upward or
downward in 50 hour per month       increments for periods of not less than
six (6) months in
duration with 90     days notice.  The cost of each additional 50 hour
increment requested by
Client will be billed at ["CONFIDENTIAL PORTION OMITTED"] per increment.
Such
hours are available from the staff of the ALLTEL Financial Data Center     and
are not
cumulative. In the event that Client shall not utilize all of       the
dedicated hours provided for in
this Section during any month, Client      shall not be entitled to any refund
or credit.

2.3 Dedicated On-Site Staff.

2.3.1     The dedicated staff (the "Dedicated Staff") maintained at Client's
site        will include the
following:

(a)     ["CONFIDENTIAL PORTION OMITTED"]

(b)     ["CONFIDENTIAL PORTION OMITTED"]

2.3.2     All expenses including relocation expenses incurred by or on behalf
of         the Dedicated
Staff are the responsibility of ALLTEL Financial.

2.3.3     Client will provide, at no cost to ALLTEL Financial, office space,
office       supplies and
secretarial assistance for the Dedicated Staff.  In               addition,
Client will reimburse
ALLTEL Financial for reasonable and            necessary business expenses
incurred by the
Dedicated Staff in the             performance of its duties, including but
not limited to travel to
Client's branches, Client directed travel and after hours meals. Travel expenses related to
Client request requiring Dedicated Staff travel to         ALLTEL Financial's
Corporate
Headquarters will be paid by Client.

2.3.4 Client may request an increase of the Dedicated Staff at any time throughout the term of the contract and may request a decrease of the
Business/Analyst on or after the
eighteenth (18th) contract month              following the first day of
assignment of such Dedicated
Staff at Client's       site.  At least one hundred twenty days (120) days
prior to the requested
date for such adjustment in Dedicated Staff, Client will notify ALLTEL Financial in writing of
its request.  Within thirty (30) days of receipt       of such request, ALLTEL
Financial will
respond to Client with a quotation       of fee schedule adjustment reflecting
the change in the
number of              Dedicated Staff.  Quotations for an increase or
decrease in the number of
Dedicated Staff will be in minimum increments of one employee for one year from the date
of such adjustment (for an increase) or one employee        for the remaining
term of the
Agreement (for a decrease).

2.3.5     Each on-site representative on the Dedicated Staff will possess at
least       that degree of
skill and expertise required to perform the services            contemplated
by this Agreement and
generally held by persons of similar        employment.  The efforts and
attention of the Dedicated
Staff will be          fully directed to Client's business and the Dedicated
Staff will not
perform services for other clients of ALLTEL Financial, without the prior consent of Client.
Client may establish, and ALLTEL Financial will   adhere to, the priority of
tasks to be
accomplished by the Dedicated Staff. ALLTEL Financial shall select the initial and any
replacement or       additional members of the Dedicated Staff.  Members of
the Dedicated
Staff are not employees or agents of Client for any purpose.

2.4 ALLTEL Financial Network Responsibility. Client is responsible for all network monitoring and network related components.


2.5   ALLTEL Financial Statement Rendering Responsibility.  ALLTEL Financial
     will
perform statement rendering services at its Little Rock, Arkansas
Output Processing Center.
ALLTEL Financial will print Client's loan           statements, insert such
statements in envelopes,
and deliver such              envelopes to the US Postal Service.  ALLTEL
Financial's statement
     rendering services will include the following:

General Services.

(a)  ALLTEL Financial will supply a designated Customer Service Manager who will
manage and coordinate:  Client-specific materials specifications;
service implementation;
Client-specific operating procedures; on-going       service delivery;
Client-specific quality
assurance programs;  service        invoicing; and, performance reporting.

(b) ALLTEL Financial will provide for printers and inserters and associated usage, maintenance and supply costs.

(c) ALLTEL Financial will manage form, envelope, insert and supply inventories to meet production schedule requirements.

(d) ALLTEL Financial will provide stock forms, envelopes and transportation to postal service facilities.

(e) ALLTEL Financial will provide ad hoc printing and mailing services on a separately priced and time available basis.

 (f) ALLTEL Financial will add Postnet barcodes to print images prior to printing and transform printed formats to meet pre-determined format specifications.

Electronic Print Services.

(a)  ALLTEL Financial will prepare print logs for each job.

(b) ALLTEL Financial will be responsible for print job staging and printer setup and operation.

(c)  ALLTEL Financial will perform quality checks.

Statement Insertion and Postage Application.

(a) ALLTEL Financial will prepare the internal and external mail control documents for each job.

(b) ALLTEL Financial will be responsible for job staging and inserter setup and operation.

(c)  ALLTEL Financial will perform quality checks designed to minimize  mail preparation errors.

(d) ALLTEL Financial will sort, insert, weigh, and assign postage to all statements.

Client Responsibilities.

(a) Client will provide inserts, including delivery to ALLTEL Financial in compliance
with ALLTEL Financial's materials acceptance standards.            Clients
inserts must be paper
which can be handled by ALLTEL Financial's       automated inserter equipment.

(b) Client will provide ALLTEL Financial reasonable notice of required forms change or
reimburse ALLTEL Financial for the direct cost of unusable          inventory.
ALLTEL Financial
reserves the right to order up to six            month's supply of custom
forms and envelopes.

Price Increases

["CONFIDENTIAL PORTION OMITTED"]

Other Requirements.

(a) ALLTEL Financial will prepare U.S. Postal Service-specified manifesting documents and manifest archives as required to distribute mail on a manifested basis.

(b) The following materials will be used for Statements unless otherwise specified:

1) 24 pound micro-perforated banner page with optional pre-printed color logo;

2) standard 8.5x11 inch white (non pre-printed) 20 pound. paper for sheets 2...n;

3)  standard white envelopes;
      - Mailing: #10 double cellophane window
      - Remittance: #9 single die-cut window.

(c)  All printing will be one sided, single-color (black).

(d) Reruns not caused by ALLTEL Financial Output Processing will be charged to the Client at standard prices.

(e) Client will notify ALLTEL Financial if it will include in a cycle more than two (2) Inserts per Statement. In such event, Client will allow ALLTEL Financial reasonable additional time of performance for such cycle. The number of Inserts shall be limited to the capacity of ALLTEL
Financial's inserters, but in no event shall such requirement be more than (4) Inserts per job.

(f)   A typical (mail piece) will include:
     1. Mailing  envelope
     2. Statement
     3. Remittance envelope
     4. Client-supplied inserts

(g) Wasted forms caused by changes to stock forms and/or envelopes will be charged to the
Client at ALLTEL Financial's cost.

(h) Custom (pre-printed) statement will only be pre-printed on the Banner page and will contain logos only; return addresses, boxes and lines will be supplied by the printer.

(i) Client is responsible for reimbursing ALLTEL Financial for all postage and/or delivery costs for statement or other correspondence mailed by ALLTEL Financial at Client's request and
on Client's behalf.    Such costs will be charged to and paid by Client in
advance at ALLTEL
Financial's cost. Services are based on a forty-eight (48) hour turn around time from statement generation to the U.S. Postal Service delivery.

2.6 Report Printing Equipment. ALLTEL Financial will provide a report printing system to be installed at Client's corporate office and consisting of the following components or comparable components:

Xerox 4235 Laser Printer
Printer maintenance
Printer usage charge/impression up to 200,000 pages per month
PC 486, 66 MHZ, 270 MB HD, 4MB RAM
BARR Software

Should Client's report printing volume increase to the extent that the configuration listed above will no longer accommodate printing requirements or windows, ALLTEL Financial will prepare a proposal for additional or replacement printing components. Client will be responsible for any increase in costs resulting from the replacement or additional equipment due to volume increases or changing functional requirements.

2.7 Information Warehouse and Executive Notebook. The Conversion and Base Processing Fee includes the use of the Hewlett Packard hardware, Oracle software and related components to run the ALLTEL Financial Information Warehouse and Executive Notebook applications at the
ALLTEL Little Rock Technology Center. ["CONFIDENTIAL PORTION OMITTED"] increased volume or changing business requirements necessitate a change in the hardware configuration, ALLTEL Financial will prepare a proposal for such change and upon Client approval the monthly fee will be adjusted, up or down, to reflect the change.

The Hewlett Packard equipment and related components will be located at ALLTEL Financial's
Little Rock Technology Center and ALLTEL Financial's resources will perform the data base administration, mainframe extracts, network and operations support, disaster recovery and help desk functions. Client will be responsible for all Client site PCs and LANs required to support the distribution of information and utilization of the Executive Notebook.

2.8 Performance Standards. The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. The parties acknowledge that the following is a list of acceptable time performance standards. In the event any performance is suspected or deemed to be unacceptable, ALLTEL Financial shall research the cause, with Client's reasonable assistance, and will take corrective action (where ALLTEL
Financial is responsible) or recommend corrective action (where Client is responsible) and initiate action for correction as soon as reasonably practicable. ALLTEL Financial's failure to achieve the below described performance standards shall not be grounds for Client to terminate the Agreement based on ALLTEL Financial's material breach.

2.8.1 On-Time Delivery - Output of Client. ALLTEL Financial shall achieve a rolling three-month average of at least ["CONFIDENTIAL PORTION OMITTED"] on-time delivery of all of
Client's output reports as described in Exhibit B. On-time delivery is defined as availability of the reports in the host queue to be downloaded by Client for printing. ALLTEL Financial will submit a written report to Client on a monthly basis with the result of the previous month's performance. The percentages used hereunder shall be calculated by dividing the number of reports that were delivered on-time by the number of reports required under Exhibit B.

2.8.2 On-Line Uptime. As described herein, ALLTEL Financial shall maintain a rolling three-month average of at least ["CONFIDENTIAL PORTION OMITTED"] current production on-line uptime including RJE-availability, exclusive of scheduled preventative maintenance, as measured at the ALLTEL Financial communications controller. ALLTEL Financial will submit a written report to Client on a monthly basis with the results of the previous month's performance. Scheduled preventive maintenance will be at times designed to minimize or avoid disruption of Client's operations. The percentages used hereunder shall be calculated by dividing the number of hours that such on-line up-time was achieved by the number of hours scheduled to be available under Exhibit D.


2.9 Education Allowance. Over the term of this Agreement, a total of ["CONFIDENTIAL
PORTIION OMITTED"] participant spaces shall be provided to Client to attend
ALLTEL
Financial's standard user application training courses, Client may use these ["CONFIDENTIAL
PORTION OMITTED"] spaces at any time during this Agreement. Additional courses are available as defined in Section 7, Education, of this Agreement.

3. Incremental Processing Fees.

3.1 The following schedule defines the monthly fees for accounts and services beyond those provided for within the Conversion and Base Processing Fee, after conversion.



      ["CONFIDENTIAL PORTION OMITTED"]

3.1.1 "Account" is defined as an individual Account Master Record on the System Account
Master File regardless of the status (with the exception of closed accounts which are not counted) of the Record/Account in the following application: Advanced Loan System. Closed accounts shall be purged per ALLTEL Financial's standard process.

3.1.2 Each additional million SIMS records read is priced at ["Confidential Portion Omitted"] for any portion of the additional million records. For example, 300,000 additional records read would be priced at an increment of ["Confidential Porton Omitted"].

3.1.3 When account volumes exceed ["Confidential Portion Omitted"] Advanced Loan System accounts,
ALLTEL
proposes to review pricing and delivery options and present a proposal for any revisions as a result of such increased volume. Any such revision would be mutually agreed upon.

4. Conversion Charges.

4.1 ALLTEL Financial conversion fees do not include any vendor or other third party charges for hardware or software licenses, development, network or installation for hardware and software. ALLTEL Financial will manage and coordinate such activities with the vendor or other third party, but Client bears full responsibility for contracting with the vendor or other third party for these services.

4.2 Client will be responsible for all travel related costs as it pertains to conversion, network installation and training services activities.

5. Conversion Services.

ALLTEL Financial shall convert the systems listed in Exhibit A, subject to the terms and conditions set forth in this Agreement and associated Exhibits.

5.1  Conversion Methodology for System Implementation.

5.1.1 Conversion Management. ALLTEL Financial shall have responsibility for overall conversion management. ALLTEL Financial shall appoint a Conversion Manager who will coordinate the activities of both ALLTEL Financial and Client conversion personnel and determine if all other conversion parameters are being met as agreed upon. Client and ALLTEL
Financial have agreed to conversion parameters including scope, content, activities and responsibilities as defined in Exhibit A, "General Conversion Plan". All conversion activities shall be carried out in a manner defined by ALLTEL Financial's Project Management
Methodology. If the Conversion Manager determines that either group is not acting in accordance with these agreements, ALLTEL Financial and Client will act promptly and expeditiously to resolve such issue and to take steps designed to prevent its reoccurrence.

5.1.2 Project Management Class. ALLTEL Financial shall provide a training class to assist
Client in understanding and utilizing the project management methodologies used by ALLTEL
Financial. Such class will be held at Client's location prior to December 1996, at a time which will permit Client to utilize such training prior to finalizing the Specific Conversion Plan. Client will enroll its key conversion members, up to a total of ["CONFIDENTIAL PORTION
OMITTED"] Client participants. ALLTEL Financial will provide a single PC user license and documentation for the project management software used in conjunction with the Project
Management Course.

5.1.3 Client Test Files. Client will secure, on a timely basis, from third party software vendors whose systems are used at Client's site such permission as may be necessary or appropriate to permit the delivery of and Client will deliver to ALLTEL Financial, at ALLTEL Financial's Data
Center, such test files, conversion tapes, file layouts and other documentation which files, tapes, layout and documentation ALLTEL Financial reasonably requests in connection with the conversions contemplated by Exhibit A.

Exhibit C

On-site Account Manager
Business Analysts On-Site
Client Services
Network Help Desk - Levels I,II,III
Annual Technology Review

Network Management and Monitoring
Application Processing
Information Warehouse Server, Software, Operations, Data
Base Administration
Updates to ALLTEL Systems
Defines customization requests
Incorporates approved customizations into base system
Provides test input
Completes test processing and provides test output to Client Reviews test results and provides feedback to ALLTEL Financial
Project Management
Development of Interface Support of CMSI to interface to ALS Initial Training Services and Materials
End-User Training
Report Printing
Report Print System - Laser Printer 35PPM,pc,Software, Maintenance,Printer Usage Charge

Telecommunications Wide Aarea Network (WAN) Lines and
Components,Maintenance, All locations

Local Area Network (LAN) - All components
Statement Printing/Rendering
Postage
Facilities for ALLTEL On-site Staff
Disaster Recovery - Data Center
Optical System-
Hardware/Software/Operations Support
Host Processing - Hardware/Software
Operations/Facility
On-line Devices for ALLTEL Staff
CMSI - Hardware,Software License
CMSI interface to ALS and updates thereto
Predictive Dialer
Predictive Dialer interface to KO
Transaction/Account Maintenance Input





CMSI CREDITREVUE SYSTEM ADMINISTRATION FUNCTION
RESPONSIBILITY MATRIX

HARDWARE


General System Administration


Perform Periodic Shutdown or System Reset Procedures


Monitor Performance During Periods of Degradation


Periodic Evaluation of Available or Depleting Disk Space


Configuration of Terminals or Workstations and Terminal Emulation Software


          Configuration of Printers


Configuration of Bureau or Fax Modems


Configuration of  Communication Server


Diagnose Suspected Hardware Related Problems


Purchase and provide Maintenance Agreement for HP Server and Related Hardware Located at
ALLTEL Financial's Technology Center for CreditRevue


Disaster Recovery Services excluding network





OPERATING SYSTEM


Administration of User Login Accounts and Security


Administration of Network Configuration Files


Administration of Print Spoolers


Administration of Operating System Devise Configuration Files


Diagnose Hung or Lock Processes


Assist in Diagnosing Hardware Hung or Lock Situations





CMSI CREDITREVUE APPLICATION


Daily CreditRevue Database and Credit Bureau File Backup Procedures


Weekly CreditRevue System Backup


Monthly Full System Back-up


Database Server Startup/Shutdown Procedures


Bureau Process Start/Stop Procedures


Fax Process Start/Stop Procedures


Review Batch Processing Log Files for Status of Job Runs


Periodic Truncation of Log Files


Administration of CreditRevue User Accounts and Group Profiles


Monitor Performance of CreditRevue Sessions


Reset Violated User Accounts and Applications In-Use Flags


Diagnose Suspected Hung Processes or Dead-Lock Occurrences


Assist in Diagnosing Hardware Hung or Deadlock Occurrences


Purge and Archive Obsolete Application Information


Provide Training at Client's Expense for ALLTEL Financial's Staff to Perform the Functions
Assigned to ALLTEL Financial above


Installation of Hardware. -Operating System and CMSI Software


Batch Interface to Advanced Loan System and updates thereto






ADDITIONAL SUPPORT SERVICES

ALLTEL Financial will provide additional support services, other than those listed above, for the
HP Server and UNIX Operating System. Such additional support will be provided to Client on a
Time and Material basis at rates outlined in this Agreement.

- -ALLTEL Financial will provide limited access to the Technology Center for CMSI approved personnel for the purposes of Client system integration, installation of the Client dedicated hardware and software, ongoing maintenance and ongoing support services of CreditRevue.
Such access will be in compliance with ALLTEL Financial's reasonable security standards and regulations and only after CMSI has entered into a Non-Disclosure and Operating Agreement with ALLTEL Financial.-

- -ALLTEL Financial will allow direct dial up access to the CMSI/HP System for authorized and approved CMSI personnel for the purpose of updating and maintaining the CreditRevue system.
Such dial-up access will conform to the technology, security and telecommunications standards agreed upon by ALLTEL Financial prior to system implementation. All costs relating to this dial-up provision will be the responsibility of the Client.

Exhibit D

INPUT/OUTPUT SCHEDULES

INPUT/OUTPUT SERVICE LEVELS

DESCRIPTION
TIME (CST)

All Input Files Received by ALLTEL Monday -Friday.


9:00 P.M.


All Input Files Received by ALLTEL Saturday
(Payments entered on-line Sunday will be processed in next processing cycle).


6:00 P.M.

Output Files Begin to be Available in the Output Queue


3:00 A.M.


Output Files are Complete in the Output Queue


7:00 A.M.


ON-LINE SERVICE LEVELS - HOST SYSTEM


DESCRIPTION
TIME (CST)

ALS On-line Host Availability Sunday - Saturday

6:00 A.M. to 11:00 P.M.

Collections On-line Host Availability Sunday - Saturday
*(Note: Collectors will have inquiry only access to ALS on Sunday, with updates to Collections from 6:00 A.M. to 11:00 P.M.)


6:00 A.M. to 11:00 P.M.

(On-line availability schedules are subject to weekly systems maintenance windows, generally scheduled early Monday A.M.)


CMSI CreditRevue system on-line availability
Client Defined

     Exhibit E

ALLTEL FINANCIAL'S HOLIDAY SCHEDULE


ALLTEL Financial will observe the federal holidays listed below:

New Year's Day

Martin Luther King Day

Presidents Day

Memorial Day

Independence Day

Labor Day

Veterans Day

Thanksgiving Day

Christmas Day


Data processing services will not be available New Year's Day, Memorial Day, Thanksgiving
Day and Christmas Day. Subject to Client's pre-defined need, data processing services will be available on the remaining holidays with a reduced staff.

     Exhibit F

INSURANCE COVERAGE

Type of Coverage
Limit
Insuranc Company
Remarks




Commercial
General
Liability
$1,000,000 each occurrence

Cincinnati Insurance Company
Bodily injury and property damage; combined limit.
$5,000 premises medical each person
Contents
Variable
Cincinnati Insurance Company
Blanket coverage $100,000 deductible.
Data Processors
Errors and Omissions
$25,000,000 domestic coverage
Cincinnati Insurance Company
$25,000,000 each occurrence and aggregate.
$250,000 deductible.
Equipment
Blanket Coverage
Cincinnati Insurance Company
$15,000,000 extra expense and business income for any one loss.
An all risks policy covering owned and leased equipment for replacement cost at each location with $100,000 deductible for all losses from any one event.
$1,000,000 with $25,000 deductible in transit. Data processing media coverage included.
Automobile
$1,000,000 each occurrence
Cincinnati Insurance Company
 Owned, hired and non-owned vehicles.
Worker's Compensation

Coverage A- statutory
Coverage B-
  $100,000 each
   accident
  $100,000 each
   employee - disease
  $500,000 policy limit
   - disease
Cincinnati Insurance Company
except in monopolistic states - State Funds in Maine - coverage provided by Maine Mutual
Coverage provided as required by state law and other statutes.
Fidelity Coverage
$10,000,000
Blanket Bond
Cincinnati Insurance Company
Employee dishonesty
$100,000 deductible.
Umbrella
$50,000,000
Cincinnati Insurance Company
Fiduciary liability specifically excluded.
Effective January 1, 1996.




Exhibit G

GUIDELINES FOR
DISASTER RECOVERY RESPONSIBILITIES

In order to effectively maintain and manage the data processing requirements during a declared disaster, certain guidelines are required to be mutually agreed upon by both the data processing provider and the client of the provider.

Following are a series of definitions utilized in describing disaster recovery processing and an outline of responsibility requirements to compliment the disaster processing.

Definitions: As used within this Exhibit, the following terms will have the indicated meanings:

(a) "Disaster" - an event that causes, will cause or which is reasonably expected to cause the processing capabilities of the ALLTEL Financial Data Center to be unavailable to the Client for a period of 72 hours or more.

(b) "ALLTEL Financial Data Center" - the ALLTEL Financial data processing facility from which data processing services for the Client are performed by ALLTEL
Financial:  For this
Exhibit, this is either the Little Rock Technology Center, located in Little Rock or another
ALLTEL Financial Technology Center in another city, at this time unnamed.

(c) "Recovery Facility" - the hot site disaster recovery facility provided by the ALLTEL
Financial Data Center pursuant to contractual agreement for both batch and on-line testing and processing.

(d) "Local Network" - the dedicated telecommunications trunk lines between the ALLTEL
Financial Data Center and the local telephone company office, and the telecommunications equipment used for receipt and transmission of data between the Client and the ALLTEL
Financial Data Center.

(e) "Disaster Recovery (D/R) Network" - the telecommunications lines between the local telephone company offices and the Recovery Facility and the network equipment installed at the
Recovery Facility to be used for disaster recovery testing and for data communications between the Client and the Recovery Facility in the event of a Disaster Declaration by the ALLTEL
Financial Data Center.


ALLTEL Financial   Client

1.  Declares the Disaster Condition and communicates
    this declaration to the Recovery Facility and clients   X

2.  Maintains the contract for a Recovery Facility to
    provide critical processing activities in the event
    a Disaster Condition is declared    X

3.  Designs and Manages the D/R Network      X

4.  Provides telecommunications equipment.        X

5.  Restores the Operating Environment at the hot site X

6.  Restores On-Line and Batching processing at the hot site     X

7.  Maintains copies of the operating environment, and
    application data files for back up
    and recovery purposes     X

8.  Maintains copies of five business days input data files
    transmitted to the ALLTEL Financial Data Center, by date
    transmitted for back up purposes         X

9.  Maintains copies of source documents entered on line
    by date entered for back up purpose      X

10. Provides a named disaster recovery liaison and alternate
    to facilitate communication during a disaster condition X    X

11. Provides periodic processing status updates during a
    declared disaster of no less than six hour intervals    X

12. Maintains a current Disaster Recovery Plan    X    X

ALLTEL Financial     Client

13. Provides and maintains a Data Center Disaster Recovery
    Client Manual which contains information relative to the ALLTEL Financial Data Center Disaster Recovery Plan.
    This manual will be updated and distributed to the clients as needed, no less than annually X

14. Maintains an internal user contingency plan which
    contains information specific to Client needs and
    requirements that integrates to the ALLTEL Financial Data
    Center recovery processes      X

15. Defines written documentation and notice of the test
    requirements including the date and time for the
    annual test     X

16. Provides written documentation and notice of the test
    requirements, including the date and time for the
    annual test     X

17. Participates in and funds their own costs for an annual
    scheduled test of the hot site and the Disaster Recovery
    network    X    X

18. Develops D/R test scripts relative to specific Client
    Operations for use in the D/R annual test          X

19. Develops the hot site recovery test script for the
    annual test     X

20. Publishes and distributes a written documentation
    summary of the test results    X

21. Provides training in utilization of Recovery Center
    processing for its employees   X    X

22. Defines the prescribed plan for restoration of the Processing
    Environment and application recovery priority procedures
    and schedules for production at the Recovery Facility   X

ALLTEL Financial   Client

23. Declares the Disaster Condition resolved and migrates
    processing back to the normal ALLTEL Financial Data Center   X

24. Develops and maintains contingency plans which will
    allow their institution to function without data processing
    services for a period of 72 hours or more          X

25. Provide courier service to and from the Recovery Facility when tests are performed or a Disaster condition
    is declared          X

26. Provides disaster notification to local agencies or
    organizations such as:  State Banking Department, FDIC,
    Clearinghouse Associations, Federal Reserve, etc.       X

27. Provides Data Center Disaster declaration press release
    information and media statements    X

28. Provides Client Disaster declaration press release
    information and media statements         X

Exhibit H

SOFTWARE LICENSE AGREEMENT

1.  Provision of Software.

1.1 In accordance with Section 5 of the Remote Outsourcing Agreement (the "Agreement"),
between ALLTEL Financial Information Services, Inc. ("ALLTEL     Financial")
and First
Merchants Acceptance Corporation (the "Client"),         effective on the
Expiration Date or the
earlier Termination Date if this       Agreement is terminated by Client
pursuant to the provisions
of Section        17.1, ALLTEL Financial agrees to license and furnish to
Client the ALLTEL
Financial application systems listed in Exhibit A(2) to the Agreement if such systems are
installed prior to the expiration or termination of the       Agreement.  Such
application systems
are hereinafter referred to as the        "Software". The software license for
the above referenced
application         systems will be furnished at no additional cost to Client
provided,
however, that prior to the Expiration Date ( or earlier Termination Date
), Client shall be
required to enter into ALLTEL Financial's software         maintenance
agreement  which shall
include Client's obligation to pay         ALLTEL Financial its then current
software maintenance
fees.  All             capitalized terms not otherwise defined herein shall
have the same meaning
as described thereto in the Agreement.

2.  Documentation.

2.1 For each item of Software, ALLTEL Financial shall also deliver to Client a complete
set of standard operational instructions and documentation,         including,
but not limited to, the
Software source code in machine             readable form; a copy of ALLTEL
Financial's standard
associated control        statements used for operation, development,
maintenance and use of the
   source code, and any other documentation which is provided by ALLTEL Financial to its
other similar customers.  Such documentation and other        materials are
hereinafter referred to
as "Documentation."

2.2 Subject to the provision of Section 4, below, ALLTEL Financial agrees to deliver to
Client copies of any revisions, improvements, enhancements,
modifications and updates to
the Documentation which are produced by           ALLTEL Financial.

2.3 Client may copy the Documentation provided hereunder in order to satisfy its own
internal requirements.  If Client requests, ALLTEL Financial           agrees
to furnish additional
copies to Client at ALLTEL Financial's then       standard fee for such
copies.

3.   Term and Use Restrictions.

3.1 This is a perpetual license. Client acknowledges that the licensed Software and all related
Documentation constitute valuable assets and trade secrets of ALLTEL Financial and that all information with respect thereto is confidential. The Software is licensed to Client only for use by Client for itself, its subsidiaries and affiliates.

3.2 Client agrees to safeguard the licensed Software with at least the same degree of care that it exercises with respect to its own confidential and proprietary information, and shall take all reasonable precautions to assure that its employees and representatives do not sell, lease, assign, or otherwise transfer, disclose or make available, in whole or in part, the licensed Software or
Documentation thereof to any third party for any reason (except for employees of Client, for auditing purposes by independent certified public accountants, for complying with applicable governmental laws, regulations or court orders or for the limited disclosure to customers of
Client of user manuals and similar information which must be disclosed in connection with providing data processing services by Client). In no event, however, shall any competitor of
ALLTEL Financial be furnished with the Software, the Documentation or any information, directly or indirectly, concerning the Software or the Documentation.

3.3 The licensed Software and all related Documentation and materials may be used by Client and maintained at one location, only as set forth below (the "Installation Site") and may not be used by Client or any other person at any other location or facility; provided, however, that
Client may change the location where it uses the licensed Software upon prior written notice to
ALLTEL Financial and delivery of a written certificate that all use of the licensed Software shall be limited to such new location. The Installation Site shall be as follows:
570 Lake Cook Road,
Deerfield, Illinois.

3.4 All modifications to the licensed Software developed as a result of joint efforts by ALLTEL
Financial and Client shall become the exclusive property of ALLTEL Financial, subject to all of the terms and conditions of this License Agreement, including the right of Client to use such modifications in accordance herewith and including the foregoing agreements of Client with respect to disclosure of and/or access to such modifications. Modifications to the licensed
Software developed solely by Client without the participation of ALLTEL Financial shall be considered to be part of the Software for purposes of determining Client's obligations under this
Section 3; provided, however, that Client shall have the exclusive right to use any such modifications it may develop, and ALLTEL Financial shall have no right to market such modifications without Client's express written consent.

3.5 Client further acknowledges and agrees that, in the event of a breach or threatened breach by
Client of any provision of this Section 3, ALLTEL Financial will have no adequate remedy in money or damages and, accordingly, shall be entitled to appropriate injunctive relief. However, no specification in this License Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of any provision of this Agreement.

3.6 ALLTEL Financial retains title to the Software provided hereunder and does not convey any rights or proprietary interest therein to Client, other than the license as specified herein.

3.7 Upon the termination by ALLTEL Financial of this License Agreement or any licenses granted to Client hereunder, Client agrees to promptly cease using and return to ALLTEL
Financial all software involved and Documentation related thereto and all copies thereof. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of Client, to the effect that all such Software, related Documentation and copies thereof have been so returned to ALLTEL Financial.

3.8 ALLTEL Financial hereby acknowledges and agrees that Client shall have the right to modify any of the Software provided to Client hereunder and may use and combine such with other programs and/or material to form an updated work. Such modifications to the licensed
Software, either alone or in combination, shall become part of the licensed Software and shall be subject to all of the terms and conditions of this License Agreement, including the right of Client to use such modifications in accordance herewith and including the agreement of Client to limit the use of, the disclosure of and/or access to, such modifications.

3.9 Client acknowledges that all PC-based Software ("Micro Software") is released in object code only. The following additional provisions shall be applicable to Micro
Software:

(a) Client may copy the Micro Software and use it on multiple microprocessors solely for the benefit of Client and Client's affiliates including, but not limited to, Client's parent holding company, its subsidiaries and affiliates. The documentation for the Micro Software may be similarly copied and utilized. At Client's option, additional copies may be made either by Client or by ordering the same from ALLTEL Financial at ALLTEL Financial's standard rates.

(b) All other restrictions on use, copying or disclosure of the Software licensed hereunder shall also apply to the Micro Software and its documentation. In addition, Client may not provide data processing services using the Micro Software to any person, firm, or corporation (other than
Client's affiliates and subsidiaries and those correspondents of Client that ALLTEL Financial was processing as of the Expiration Date or earlier Termination Date) without the prior written consent of ALLTEL Financial and the payment to ALLTEL Financial of additional license fees.

(c) In consideration of the right to make and use the additional copies granted in Section 3.9(a) above, Client agrees and acknowledges that all support for end-users of the Micro Software will be supplied by Client's personnel, and that ALLTEL Financial is not responsible for providing any Micro Software support services to end-users.

4.  Enhancements.

Within ninety (90) days of its delivery of a termination notice, as provided in the Agreement, or within ninety (90) days preceding the Expiration Date, as set forth in the Agreement, Client may elect to purchase program maintenance from ALLTEL Financial for the licensed Software. All updates, modifications and enhancements (the "Updates") to the Software, if any, (once incorporated into any Software hereunder) shall be deemed to be part of the license Software for all purposes hereunder. In the absence of Client's purchase of program maintenance thereafter,
ALLTEL Financial shall not be obligated to deliver Updates or related Documentation to Client.
If Client exercises this option, Client agrees to pay ALLTEL Financial its current software maintenance rate(s) then in effect for such system(s).

5.  Warranties.

["CONFIDENTIAL PORTION OMITTED"]

5.3  EXCEPT AS PROVIDED HEREIN, ALL OTHER WARRANTIES, EXPRESS OR
IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

6.  General.

6.1 Taxes. Client agrees to pay all taxes levied by a duly constituted taxing authority against or upon Client's use of the Software or arising out of this License Agreement; exclusive, however, of taxes based on ALLTEL Financial's income, which taxes shall be paid by ALLTEL Financial.
Client agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against Client directly, and, if any such tax is paid by ALLTEL Financial, to reimburse
ALLTEL Financial therefore, upon receipt by Client of proof of payment reasonably acceptable to Client.

6.2 Patent and Copyright Infringement. ALLTEL Financial agrees to defend and/or handle, at its own expense, any claim or action brought by any third party against Client for actual or alleged infringement of any patent, copyright or similar property right (including, but not limited to, misappropriation of trade secrets) based upon the Software or Documentation furnished hereunder by ALLTEL Financial. ALLTEL Financial further agrees to indemnify and hold
Client harmless from and against any and all liabilities, losses, costs, damages, and expenses
(including reasonable attorneys' fees) associated with any such claim or action incurred by
Client.

(a) ALLTEL Financial shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto.

(b) ALLTEL Financial agrees to give Client prompt written notice of any written threat, warning or notice of any such claim or action against ALLTEL Financial or any other use or any supplier or components of the Software covered hereunder, which could have an adverse impact on
Client's use of same, provided ALLTEL Financial knows of such claim or action.

["CONFIDENTIAL PORTION OMITTED"]

6.4 Material Breach. In the event of any material breach of the Agreement by Client, ALLTEL
Financial may (reserving cumulatively all other remedies and rights under this License
Agreement in law or in equity) terminate this License Agreement, in whole or in part, by giving ninety (90) days' prior written notice thereof; provided, however, that this License Agreement shall not terminate at the end of said ninety day notice period if Client has substantially cured the breach of which it has been notified prior to the expiration of said ninety
(90) days.  In the event
of such a termination by ALLTEL Financial pursuant to this Section 6.4, Client will promptly discontinue its use of the licensed Software and related Documentation and shall return to
ALLTEL Financial all copies thereof in its possession or control. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of Client, to the effect that all such Software, related Documentation and copies thereof has been so returned to
ALLTEL Financial. In addition, Client agrees that monetary damages will not be sufficient to compensate ALLTEL Financial in the event of any actual or threatened breach by Client of any restriction on Client's use of the licensed Software or Documentation provided in this License
Agreement and that, in such event, ALLTEL Financial shall be entitled to injunctive and other equitable relief which may be deemed necessary or appropriate by any court of competent jurisdiction.

6.5 Bankruptcy. Notwithstanding anything in this License Agreement to the contrary, either party hereto shall have the right to immediately terminate this License Agreement upon notice to the other in the event of the other's insolvency; receivership; or voluntary or involuntary bankruptcy; in the event of the institution of proceedings therefor, or in the event of assignment for the benefit of creditors; or in the event any substantial part of the other's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within thirty (30) days thereafter. In the event of such a termination by ALLTEL Financial pursuant to this Section 6.5, Client will promptly discontinue its use of the licensed Software and related Documentation and shall return to
ALLTEL Financial all copies thereof in its possession or control. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of Client, to the effect that all such Software, related Documentation and copies thereof have been so returned to
ALLTEL Financial. Notwithstanding the foregoing, no such termination shall have any effect upon Client's obligation to pay ALLTEL Financial any amount due hereunder.

6.6 Notices. Any notices or other communications required or permitted to be given or delivered under this License Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or mailed by first-class mail, postage prepaid,

If to Client:            First Merchants Acceptance Corporation
570 Lake Cook Road
Deerfield, Illinois  60015
Attention:  President

If to ALLTEL Financial: ALLTEL Financial Information Services, Inc. 4001 Rodney Parham Road
Little Rock, Arkansas  72212-2496
Attention: President

or to such other address as either party may from time to time designate to the other by written notice. Any such notice or other communication shall be deemed to be given as of the date it is personally delivered or when placed in the mails in the manner specified.

6.7 Advertising or Publicity. Neither party shall use the name of the other in advertising or publicity releases without securing the prior written consent of the other.

6.8 Assignment. This License Agreement shall be binding upon the parties and their respective permitted successors and assigns. Client may not sell, assign, convey or transfer, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of
ALLTEL Financial and any such attempted transfer shall be void.

6.9 Governing Law; Jurisdiction and Venue. The validity of this License Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of Arkansas. Client and ALLTEL Financial hereby consent and agree that jurisdiction and venue for any claim or cause of action arising under this Agreement with respect to the validity, construction or enforcement hereof shall be properly and exclusively in the state or federal courts located in Little Rock, Arkansas, and expressly waive any and all rights they may have or which may hereafter arise to contest the propriety of such choice of jurisdiction and venue.

6.10 Modification, Amendment, Supplement and Waiver. No modification, amendment, supplement to or waiver of this License Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties or the party to be charged, as appropriate under the circumstances. A failure or delay of either party to this License
Agreement to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this License Agreement.

6.11 Severability. In the event any one or more of the provisions of this License Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this License Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

6.12 Headings. The headings in this License Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day, month and year first above written, by the undersigned officers thereunto duly authorized.


ALLTEL FINANCIAL INFORMATION SERVICES, INC.


FIRST MERCHANTS ACCEPTANCE CORPORATION

By:


By:

Name:


Name:

Title:


Title:

Date:


Date:



Exhibit I

TRAINING SERVICES

ALLTEL Financial will provide the following training services and materials as set forth in this
Exhibit I which are included in the fees contained in Exhibit C.

1. Overview. ALLTEL Financial shall provide two categories of training to Client. The first category, "Course Offerings", will lay the foundation for decision making and implementation of the ALLTEL Financial applications and will include computer-based training courses, self-study materials and classroom courses. The second category, "End User Solutions", will encompass the design, development, management and delivery of training for the direct customer contact employees and will include computer-based training programs and end user training manuals, as well as the following seven phase training management process: training design assessment, training planning session, audience training analysis, training design support, train-the-expert for account servicing centers, management team communications, and follow-up evaluation.

2. Course Offerings. ALLTEL Financial's course offerings address the needs of Client's conversion project team members. The education process that ALLTEL Financial recommends includes the following:

(a) Project Team Education. ALLTEL Financial 's standard education courses teach an overview of the entire breadth of applications. The audience is the project team members who make decisions about how Client will utilize the applications to meet its business needs. These courses will provide the basis for decision making and lay the foundation for the conversion project.

Phase 1:  Computer-Based Training Courses

A curriculum of Computer-Based Training (CBT) courses serves as both a prerequisite and as education in itself. With CBTs, participants work at their own pace using personal computers.
This series of CBTs will familiarize employees with the ALLTEL Financial systems.


["Confidential Portion Omitted"]

Phase 2:  Classroom Courses

Classroom courses are divided into two categories: Application Technical Classes and
Application Features/Functions Classes. Application Technical Classes teach skills and technical issues required by programmers and business analysts. Application Features/Functions Classes concentrate on the features and functions of each system from a decision making perspective.

(b) Client Participation. ALLTEL Financial will provide Client participation in the course offerings at the following levels:

["CONFIDENTIAL PORTION OMITTED"]

See the Training and Education Course Catalog for class descriptions. Additional course enrollments will be available at current client rates. All course offerings are subject to Training and Education's current policies and procedures. Enrollment may be scheduled with ALLTEL
Financial's account manager or designated enrollment coordinator.

3.  End User Solution.   ALLTEL Financial's end user solutions address the
needs of
Client's direct customer contact employees. The process that ALLTEL Financial recommends includes the following phases:

(a)  Training Management.

Phase 1:  Training Design Assessment

During the Training Design Assessment, ALLTEL Financial consultants will evaluate the effect of the new technology on Client's employees. The findings of the study will assist Client in transitioning to a new operating environment.

During this phase 1, ALLTEL Financial will:

Obtain answers to a training questionnaire focusing on the specific training issues of Client.

Conduct on-site interviews with managers, supervisors, and other key employees that represent a functional cross section of the servicing function of Client.

Develop a Training Design Study that is reviewed by Client management to include:

Project Definition - Defines the scope and objectives of the study.

Loans Staffing, Organization Structure & System Environment - Summarizes Client's current structure and processing environment.

Current Lending Training Environment - Documents the current process for training Client's employees on the loan system.

Lending Audience Review Summary - Summarizes the interviews and the impact on your overall training needs for Client.

Issues and Assumptions - Addresses the issues expressed by employees and ALLTEL Financial's consultants during the interview process. Assumptions will be made and documented along with any unresolved issues related to the conversion.

Recommendations for the training activities at Client.

Phase 2:  Training Planning Session

The ALLTEL Financial Project Leader will conduct a planning session which includes the following activities:

During this phase 2, ALLTEL Financial will:

Recommend appropriate end user representatives to form a Conversion Training Committee.
The committee should be comprised of end user representatives affected by the conversion such as Account Servicing Centers, marketing, conversion project team members, etc.

Facilitate a planning session with Client's conversion training committee and representatives from Training Services conversion team to establish training project milestones.

Determine the project steps that, in turn, will be used to build the training project plan.

Phase 3:  Audience Training Analysis

Following the Training Planning Session the Project Leader will work with Client to analyze the training audience to determine the entire scope of the training.

During this phase 3, ALLTEL Financial will:

Size the training audience by providing an Audience Training Matrix tool.
This detailed matrix
will be organized by department and will summarize the level of loans training each group requires.

Analyze the results of the matrix to finalize the design of the training delivery and materials.

Phase 4:  Training Design Support

During the Training Design Support Phase ALLTEL Financial 's Project Leader, together with other ALLTEL Financial's consultants and Client's Training Coordinator will design the training program, tailor the training materials, and monitor the training project plan.

During this Phase 4, ALLTEL Financial will:

Determine and recommend the appropriate method of communication to Client's employees affected by training, such as newsletters, employee memos, incentive plans, etc.

Customize the training materials including manuals, quick references and practice sessions.

Work with Client's enrollment coordinator to schedule Client's training sessions and establish enrollment procedures.

Determine class needs such as equipment and sign-ons.

Recommend the staffing options for conducting the classroom instruction. (If Client chooses direct involvement by ALLTEL Financial in end user training activities, a specific proposal will be made.)

Monitor the training plan and completion of the deliverables by ALLTEL Financial and Client.

Finalize the training design and establish the appropriate use of Train-the-Expert and any training delivered by Client resources.

Develop the "expert" selection criteria and certification process.

Determine the use of practice sessions and testing to be used as the measurement of competency achieved by trainees.

Participate in establishing a method for ongoing maintenance of training materials.

Obtain training project deliverable sign-offs.


Phase 5:  "Train-the-Expert" for Account Servicing Center

The "Train-the-Expert" approach is designed to train Client's Account Servicing Center supervisors or other key work leaders so they can, in turn, train their own employees in small group or one-on-one sessions.

During this phase 5, ALLTEL Financial will:

Teach an onsite "Train-the-Expert" class to Account Servicing Center individuals that Client designates as "experts". This class will teach the ALLTEL Financial applications used by
Client's loan operations employees. The maximum participation is twelve "experts" per class module.

Coach individual "experts" so they can, in turn, train their employees.

Phase 6:  Management Team Communication

A certain level of management, not directly involved in the training, will require a high-level overview of the applications.

During this phase 6, ALLTEL Financial will provide one session introducing the features and functions of the applications. This session will have a maximum of twenty participants.

Phase 7:  Follow up Evaluation

During this phase 7, ALLTEL Financial will:

Evaluate training activities through interview sessions and/or questionnaires as appropriate.

Provide a report of findings to appropriate Client management.

(b)  Training Products.

ALLTEL Financial will provide end user training materials to support the following ALLTEL
Financial applications:

Advanced Loan System (ALS)
On-line Collections (KO)

(I)  Computer-Based Training Program - "Performing Basic Inquiries"

          A computer-based training (CBT) program titled, "Performing Basic Inquiries," will be used as an introduction to the conversion training on the Advanced Loan System (ALS).
A specific study guide for Client will also be tailored to accompany the CBT instruction and will be provided on a Microsoft Word for Windows diskette for future customization by Client. One master copy of the CBT is delivered on one 3 1/2" diskette for use on IBM compatible personal computers with hard drives. Client is responsible for all duplication and distribution.

          Although Client's CBT is a PC version, the CBT can be delivered through a mainframe or LAN presentation system from Legent Corporation. This software, Phoenix
Presentation System, must be purchased separately by the Client. Phoenix version 7.5 or higher is required to be compatible with our courseware. If you would like a mainframe version created there are minimal additional charges.

(ii)  End User Training Manuals

ALLTEL Financial has developed generic end user training manuals for Advanced Loan System and On-line Collections System which will be customized to fit Client's use of the ALLTEL
Financial software for both branch and back office functions. These end user training manuals are arranged in modules by application topics such as Inquiry, New Accounts, Maintenance and
Monetary. The manuals can be regrouped by job functions such as new accounts representative, customer service, loan assistant, etc. During the training design, decisions will be made as to the most effective use of these modules. This proposal includes a specific number of hours of customization to each application.

The training materials developed are designed to teach the use of the system to the end user.
ALLTEL Financial consultants will assist Client in editing the manuals to match Client's use of the applications. Once the customization is complete, a Microsoft Word for Windows diskette of the contents will be given to Client for additions, changes, future system updates, and the addition of policies and procedures as you require. One copy will be provided to Client for printing and distribution.

(iii) Practice Sessions

Practice sessions will be provided which allow hands-on practice of the functions learned to monitor the participant's understanding and/or to clarify any problem areas.

(iv)  Evaluations

Evaluations of the participants, instructor, course, etc., will be provided in efforts to provide that quality training is taking place.

(v)  Quick Reference Tools

Quick reference tools will be provided which assist the user in efficiently processing day to day transactions. These quick references will be customized to fit Client's particular needs.


All materials will be provided on a Microsoft Word for Windows diskette and as one camera ready copy for printing and distribution by Client.

4. Proposal Assumptions. The above training program is based on the following assumptions and Client's requirements:

(a) Client will dedicate a training coordinator to the conversion training project.


(c) Client will complete systems decisions and user acceptance testing prior to the expected delivery date of training.

(d) Client will designate resources who have the authority to sign off on training design, delivery, and materials.

(b) ALLTEL Financial will manage the training project; however, ALLTEL Financial will provide varying levels of participation, where specific expertise is required.
(e)  Client will provide training facilities with terminals.

(f) The "Performing Basic ALS Inquiries" computer-based training program will be the only training required by Client's Dealer Service Centers.